Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Employment Agreement"), dated as of this 18th day of May, 2016 (the "Effective Date"), is entered into by and between Rangeford Resources, Inc. a public Nevada corporation (the "Company"), and Marc L. Duncan ("Employee"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.     EMPLOYMENT.

1.1         Position. During the Employment Term (as hereinafter defined) and subject to the terms and conditions set forth herein, the Company agrees to employ Employee and Employee agrees to perform such duties for the Company as may from time to time be assigned to Employee by the Chief Executive Officer of the Company (the "Designated Officer"). Employee shall have the title of President and Chief Operating Officer.

1.2     Duties. Employee shall diligently, and to the best of his ability, perform all such duties incident to his position and use his best efforts to promote the interests of the company.

1.3     Time to be Devoted to Employment. During the Employment Term, Employee shall devote his working time and energy to the business of the Company and Employee hereby represents that he is not a party to any agreement which would be an impediment to entering into this Employment Agreement and that he is permitted to enter into this Employment Agreement and perform his obligations hereunder. Notwithstanding the foregoing, Employee shall have the right to perform such incidental services as are necessary in connection with consulting or acting as a board advisor to other companies, but only if such incidental services do not interfere with the performance of Employee's services hereunder, are not rendered to competitors of the Company and are not rendered to companies that have or may have conflicts of interest with the Company as reasonably determined by the Designated Officer or the Board of Directors of the Company (the "Board"), unless otherwise previously approved in writing by the Board.

1.4     Location of Employment. At the direction of the Designated Officer, the Employee may from time to time be asked to travel to various domestic and foreign locations and will use his best efforts to do so, taking account of the impact such travel might have on his personal and family obligations outside of normal working hours. Employee may maintain an office/home office for use during such time as Employee is not physically located in the Company's principal executive offices. If a local office facility is made available to the Employee it can be used by the Employee as desired.

2.     COMPENSATION AND BENEFITS.

2.1     Salary.

(a)     Annual Salary. In consideration of and as compensation for the services agreed to be performed by Employee hereunder, the Company agrees to pay Employee an initial annual cash base salary of One Hundred Twenty Thousand Dollars ($120,000) payable in accordance with the Company's regular bi-monthly payroll schedule ("Base Salary"). In any month in which the Employee shall be employed for less than the entire number of days in such month, the compensation payable under this Section 2(a) shall be prorated on the basis of the number of days during which the Employee was actually employed divided by the number of days in such month. In additional to the cash salary, employee shall be paid $10,000 in common stock of RGFR based on the 20-day price moving average as computed and published by Quote Media (www.quotestreatm.com).

Upon the completion of drilling the first 54 wells and the Company reporting monthly revenue of $250,000; the base annual salary will change to $240,000 cash salary paid bi-weekly and no company stock. The Base Salary is a gross amount, and the Company will be required to withhold from such amount deductions with respect to Federal, state and local taxes, FICA, unemployment compensation taxes and similar taxes, assessments or withholding requirements. The Base Salary will be subject to increase at the sole discretion of the Board with annual performance review periods.

(b)     Annual Bonus and Equity. In addition to the salary payable pursuant to Section 2.1(a), the Company shall pay to Employee a "Target Bonus"), payable based on milestones set by the Board of Directors within forty-five (45) days after reaching stated milestones:

i.

Upon the completion of drilling the first 54 wells and the Company reporting monthly revenue of $250,000, employee shall be awarded performance stock option of 320,000 common shares with an exercise price of $1.00/share and a three-year maturity.

ii.

Upon the closing of an acquisition which increases the Company’s asset value by over $100 million, and to the Board’s satisfaction, the employee shall be awarded a performance stock option of 500,000 common shares with an exercise price of $2.00/share and a three-year maturity.

iii.	Employee is eligible for a cash bonus up to two times of base salary at the discretion of the Board of Directors.

2.2     Participation in Benefit Plans. During the Employment Term, Employee shall be entitled to participate in any pension, group insurance, medical hospitalization, annual physical, disability or other similar benefit plan at the Company's expense, to the extent permitted by law, that may from time to time be adopted by the Board, that is generally available to the other senior executive officers of the Company, except to the extent such participation in any plan would, in the opinion of the Board, alter the intended tax treatment of such plan. The Company shall use commercially reasonable efforts to provide coverage and benefits for Employee and his dependents that are at least as comprehensive and favorable to Employee as the coverage and benefits provided to Employee under his current family benefit plans with no pre-existing condition exclusions for conditions that were covered under such previous employer's benefit plans. Employee shall have a right under or by virtue of this Employment Agreement to participate in any stock option, stock purchase or other plan relating to shares of capital stock of the Company or its affiliates. If the company is not able to purchase the above mentioned benefits, the employee may purchase his own benefits that shall be paid by the company.

2.3     Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable business expenses incurred by Employee on behalf of the Company during the Employment Term, provided that: (i) such expenses are ordinary and necessary business expenses incurred on behalf of the Company, including, without limitation, (a) economy-class travel (or business-class travel for travel over six hours total flight time), meals and lodging expenses incurred by Employee in connection with travel required of Employee by the Designated Officer, and (b) fees and dues required to maintain professional licenses and affiliations relevant to Executive's duties and (ii) Employee provides the Company with itemized accounts, receipts and other documentation for such expenses as are reasonably required by the Company.

2.4     Vacation. During the Employment Term, Employee will be entitled to four (4) weeks of paid vacation per annum. Employee may take vacation prior to its accrual provided that Employee will be obliged to return wages paid for, and the Company may withhold from any amounts owed to Employee, such period if Employee's service with the Company terminates before such amount has accrued.

3.     EMPLOYMENT TERM.

3.1     Employment Term. The "Employment Term" means the period commencing on June 1, 2016 or such other date as the parties may agree (the "Start Date") and terminating as set forth in Section 4.1.

4.     TERMINATION OF EMPLOYMENT.

4.1     Method of Termination. Employee's employment pursuant to this Employment Agreement and the Employment Term provided for herein shall terminate upon the earlier of the following:

(i)     Employee's death;

(ii)     Date that written notice is deemed given or made by the Company to Employee that, (i) the Board has reasonably determined that the Employee has become unable to substantially perform his services and duties hereunder because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement, or (ii) the Employee has been unable to substantially perform his services and duties hereunder as a result of any physical or mental injury or disability for either (A) a period of four consecutive months or (B) twelve weeks in any twelvemonth period;

(iii)     Upon the Constructive Termination of Employee's employment with the Company. "Constructive Termination" shall mean Employee's voluntary termination within sixty (60) days following Employee's knowledge of the occurrence of any of the following:

(A)     A reduction in Employee's Base Salary after a "Change in Control" (as defined below) from that in effect immediately prior to the Change in Control; or

(B)     A material or substantial reduction or change in job duties, responsibilities and requirements after a Change in Control from Employee's prior duties, responsibilities and requirements immediately prior to the Change in Control; or

(C)     Relocation of the Company's principal executive offices (which shall be the principal place for performance of Employee's duties with the Company) to a location not conducive to employee's desired location.

Notwithstanding the foregoing, a termination shall not be treated as a Constructive Termination if Employee shall have specifically consented in writing to the occurrence of the event giving rise to the claim of Constructive Termination as set forth above.

For purposes of this Employment Agreement, the term "Change in Control" shall mean the occurrence of any of the following events with respect to the Company:

(1)     All or substantially all of the assets of the Company are sold or transferred to another corporation or entity;

(2)     The Company is sold, transferred, merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than a majority of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the stockholders of the Company immediately prior to the sale, transfer, merger, consolidation, venture or reorganization; or

(3)     The individuals who, at the beginning of any period of two consecutive calendar years, constituted members of the Board cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's stockholders of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of any such period.

(iv) Date that written notice is deemed given or made by the Company to Employee of termination for "cause." For purposes of this Employment Agreement, "cause" shall mean any one of the following:

(A)     Gross negligence, willful misconduct or the repeated failure of Employee to perform his duties and responsibilities to the reasonable satisfaction of the Board or any breach by Employee of his fiduciary duties to the Company or any material term of this Employment Agreement; provided that the Company has given the Employee ten (10) days advance written notice of such failure or breach and such failure remains uncured during the (10) day period; provided further that no such notice or cure period shall be given if such failure or breach is not reasonably susceptible to cure;

(B)     The conviction of Employee for a felony or other crime of dishonesty or moral turpitude which is materially injurious to the Company or the commission of an act of fraud against, or the willful misappropriation of material property belonging to, the Company;

(C)     The repeated and intemperate use by Employee of alcohol or drugs; provided that the Company has given the Employee advance written notice that it will terminate Employee for such repeated and intemperate use and such repeated and intemperate use continues.

(v)     Employee's resignation or voluntary departure as an employee of the Company other than in a situation that constitutes Constructive Termination, or

(vi)     Date that written notice is deemed given or made by the Company to Employee of Employee's termination without "cause."

(vii)    Company has not completed its capital raise and has not started oil and gas operations which are generating revenues and cash flow by December 31, 2016.

Employee is an "at will" employee and nothing herein alters Employee's and the Company's separate right to terminate the employment relationship at any time, for any reason, with or without "cause;" provided, however, by way of explanation that this in no way prejudices Employee's rights, if any, under Section 4.3.

4.2     Effect of Termination. Upon the termination of Employee pursuant to Section 4.1, Employee will not be entitled to any compensation or other rights or benefits from the Company under Section 2 of this Employment Agreement (other than pursuant to Section 4.3 in the event of a termination pursuant to Section 4.1(iii), Section 4.1(vi), Section 4.1 (vii)), except the following:

(i)     that portion of the Base Salary and vacation pay accrued, and reasonable business expenses incurred, under Section 2 of this Employment Agreement through the effective date of the termination of Employee's employment with the Company; and

(ii)     such benefits, if any, as may be required to be provided by the Company under the Comprehensive Omnibus Budget Reconciliation Act (COBRA).

(iii)     Severance pay of six months except the event of termination in section 4.1 (vii).

4.3     Effect of Termination without Cause or Constructive Termination. Upon the termination of Employee pursuant to Section 4.1(iii) or Section 4.1(vi), in addition to the compensation set forth in Section 4.2, Employee shall be entitled to his then existing Base Salary and benefits for twelve (12) months from the date of termination, payable in accordance with the Company's regular payroll schedule.

4.4     Resignation as an Officer. In the event Employee's employment with the Company terminates for any reason, Employee agrees to immediately resign as an officer of the Company.

5.     COVENANT NOT TO COMPETE.

5.1     Non-Competition.

(a)     During the Employment Term, Employee shall not directly or indirectly:

(i)     own, manage, operate, join, control or materially participate in the ownership, management, operation or control of, or be employed by or materially connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct within six (6) months; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business; or

(ii)     solicit any Company employee to leave the Company's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees, except as may be required in any bona fide termination decision regarding any Company employee.

5.2     Employee shall execute the Company's form of Proprietary and Inventions Agreement (the "Confidentiality Agreement").

5.3     Employee acknowledges that the specialized nature of his knowledge of the Company's proprietary information, trade secrets and other intellectual property are such that a breach of his covenant not to compete contained in this Section 5 would necessarily and inevitably result in a disclosure, misappropriation and misuse of the Company's proprietary information, trade secrets and other intellectual property. Accordingly, Employee acknowledges and agrees that such a breach would inflict unique and irreparable harm upon the Company and that the Company shall be entitled, in addition to its other rights and available remedies, to enforce, by injunction or decree of specific performance, Employee's obligations set forth herein.

6.     MISCELLANEOUS.

6.1     Notices. All notices, demands and requests required by this Employment Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section 6.1.

If to the Company, to:

556 Silicon Drive

Suite 103

Southlake, Texas 76092

If to Employee, to:

1647 Harold Street

Houston, Texas 77006

6.2     Assignment. This Employment Agreement shall be binding on, and shall endure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Employee may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

6.3     Deductions. All amounts paid to Employee hereunder are subject to all withholdings and deductions required by law, as authorized under this Employment Agreement, and as authorized by Employee from time to time.

6.4     Employee's Representation Regarding Counsel. Employee acknowledges that he has sought advice from independent counsel with respect to this Employment Agreement.

6.5     Entire Agreement. This Employment Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and all prior agreements, written or oral, are merged herein and are of no further force or effect.

6.6     Amendments; Waivers. This Employment Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants of this Employment Agreement may be waived only by a written instrument executed by the parties to this Employment Agreement or, in the case of a waiver, by the party waiving compliance. Any such written instrument must be approved by the Board to be effective as against the Company. The failure of any party at any time or times to require performance of any provision of this Employment Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Employment Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Employment Agreement.

6.7     Severability. The provisions of this Employment Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Employment Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Employment Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

6.8     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of conflicts) of the State of Texas.

6.9     Arbitration. Any controversy or claim arising out of or relating to this Employment Agreement or any breach hereof or the Employee's employment by the Company or termination thereof, shall be settled by arbitration by one arbitrator in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator may, in its sole discretion, award fees (including reasonable attorney's fees) and costs to the prevailing party. The arbitration shall be held in Tarrant County, Texas or such other place as may be agreed upon at the time by the parties to the arbitration. The only claims not covered by this Section 6.10 are claims for benefits under the unemployment insurance or workers' compensation laws, and any claims pursuant to Section 5 of this Employment Agreement.

6.10 Counterparts. This Employment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

Rangeford Resources, Inc.

Thomas E. Lindholm, CEO	Michael Farmer, Director

EMPLOYEE

Marc L. Duncan